Exhibit 99.2

Kemet Corporation

Third Quarter Conference Call

January 28, 2009

KEMET Corporation

Third Fiscal Quarter Ended

December 31, 2008

Conference Call

Cautionary Statement

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions.  Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify  such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties  and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these  forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking  statements include, but are not necessarily limited to the following: (i) generally adverse economic and industry conditions, including a decline in demand for the Company’s products; (ii) the ability to maintain sufficient liquidity to realize current operating plans; (iii) adverse economic conditions could cause further reevaluation of the fair value of our reporting segments and the write down of long-lived assets; (iv) the cost and availability of raw materials; (v) changes in the competitive environment of the Company; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) the ability to successfully integrate the operations of acquired businesses; (viii) the ability to attract, train and retain effective employees and management; (ix) the ability to develop innovative products to maintain customer relationships; (x) the impact of environmental issues, laws, and regulations; (xi) the  Company’s ability to achieve the expected benefits of its manufacturing relocation plan or other restructuring plan; and (xii) volatility  of financial and credit markets which would affect access to capital for the Company.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

Income Statement Highlights

(Amounts in millions)

	GAAP
	For the Quarters Ended
	December 2008	September 2008	December 2007
Net sales	$190.7	$234.8	$228.7
Gross margin	24.2	28.0	40.1
R&D expense	6.1	7.0	8.6
Selling, general and administrative expense	20.6	23.8	28.1
Interest expense	4.6	5.5	4.1
Depreciation and amortization expense	12.8	15.4	12.7
Net loss	(11.1)	(83.0)	(8.2)

	Non-GAAP
	For the Quarters Ended
	December 2008	September 2008	December 2007
Net sales	$190.7	$234.8	$228.7
Gross margin	24.2	28.0	40.1
R&D expense	6.1	7.0	8.6
Adjusted selling, general and administrative expense	20.0	22.0	26.3
Interest expense	4.6	5.5	4.1
Depreciation and amortization expense	12.8	15.4	12.7
Adjusted net loss	(4.9)	(3.6)	(1.6)

Third Quarter FY2009 GAAP to Non-GAAP Reconciliation

(Amounts in millions)

	GAAP	Special Items		Non-GAAP

Sales	$190.7	$—		$190.7
Cost of sales	166.5	—		166.5
Gross margin	24.2	—		24.2
S G & A expense	20.6	(0.6)	A	20.0
R & D expense	6.1	—		6.1
Restructuring charges	4.6	(4.6)	B	—
Net loss on sales and disposals of assets	1.1	(1.1)	C	—
Operating loss	(8.2)	6.3		(1.9)
Net interest expense	4.5	—		4.5
Other (income) expense, net	(2.4)	—		(2.4)
Loss before tax	(10.3)	6.3		(4.0)
Income tax expense	0.8	0.1	D	0.9
Net loss / Adjusted net loss with respect to Non-GAAP column	(11.1)	6.2		(4.9)

Notes:

A - $0.6 million relates to F&E Business Group integration costs

B - $4.6 million relates to $3.5 million of severance related costs and $1.1 million of equipment relocation costs

C - $(1.1) million relates to the net loss on sales and disposals of assets

D - $0.1 million relates to the net tax effect of all the pre-tax special charges detailed above

Balance Sheet Highlights

(Amounts in millions, except percentages and days in receivables/payables)

		Third Quarter
	December	Exchange Rate	September
	2008	Impact	2008
Cash and Cash Equivalents	$25.4		$36.1

Restricted Cash	$6.1		$6.3

Capital Expeditures	$4.7		$11.8

Short-Term Debt	$74.7	4.0	$151.9
Long-Term Debt	265.9	5.0	199.4
Total Debt	$340.6		$351.3

Equity	$239.0		$259.2

Net Working Capital (1)	$261.7		$280.2

Days in Receivable	83		73
Days in Payables	63		48

(1)  Includes only Accounts Receivable, Inventories and Accounts Payable

Adjusted EBITDA Reconciliation to Pre-Tax Income (Loss) from Continuing Operations

(Amounts in millions)

	Q1 FY08	Q2 FY08	Q3 FY08	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09
Pre-tax loss (loss) from continuing operations	$5.7	$4.1	$(8.2)	$(14.1)	$(187.3)	$(81.8)	$(10.3)
Interest expense net	0.7	0.7	2.3	4.3	5.4	5.3	4.5
Depreciation and amortization expense	12.1	13.9	12.7	16.5	16.0	15.1	12.8
(Gain) loss on sales and disposals of assets	—	—	—	—	—	(28.7)	1.1
Goodwill impairment charge	—	—	—	—	88.6	85.7	—
Write down of long-lived assets	—	—	2.1	2.0	63.9	1.2	—
Integration expenses	0.1	0.6	1.8	1.8	2.3	1.8	0.6
Inventory adjustments	—	—	—	—	10.3	—	—
Acquisition related write off	—	—	—	0.9	—	—	—
Loss on early retirement of debt	—	—	—	—	—	2.2	—
Restructuring charges	2.5	6.0	2.9	14.0	6.8	18.2	4.6
Adjusted EBITDA	$21.1	$25.3	$13.6	$25.4	$6.0	$19.0	$13.3

Second Quarter FY2009 GAAP to Non-GAAP Reconciliation

(Amounts in millions)

	GAAP	Special Items		Non-GAAP

Sales	$234.8	$—		$234.8
Cost of sales	206.8	—		206.8
Gross margin	28.0	—		28.0
S G & A expense	23.8	(1.8)	A	22.0
R & D expense	7.0	—		7.0
Restructuring charges	18.2	(18.2)	B	—
Impairment charges	86.9	(86.9)	C	—
Gain on sale of assets	(28.6)	28.6	D	—
Operating loss	(79.3)	78.3		(1.0)
Net interest expense	5.3	—		5.3
Other (income) expense, net	(5.0)	—		(5.0)
Loss on early retirement of debt	2.2	(2.2)	E	—
Loss before tax	(81.8)	80.5		(1.3)
Income tax expense	1.2	1.1	F	2.3
Net loss / Adjusted net loss with respect to Non-GAAP column	$(83.0)	$79.4		$(3.6)

Notes:

A - $1.8 million relates to integration activities associated with business acquisitions

B - $18.2 million relates to $16.2 million of severance related costs and $2.0 million of equipment relocation costs

C - $86.9 million relates to goodwill and long-lived asset impairment charges

D - $28.6 million relates to the gain realized on the sale of the wet tantalum capacitor assets

E - $2.2 million relates the additional costs incurred with the prepayment of the senior notes

F - $1.1 million relates to the tax effect of all the pre-tax special charges detailed above

Third Quarter FY2008 GAAP to Non-GAAP Reconciliation

(Amounts in millions)

	GAAP	Special Items		Non-GAAP

Sales	$228.7	$—		$228.7
Cost of sales	188.6	—		188.6
Gross margin	40.1	—		40.1
S G & A expense	28.1	(1.8)	A	26.3
R & D expense	8.6	—		8.6
Restructuring charges	2.9	(2.9)	B	—
Impairment charges	2.1	(2.1)	C	—
Operating income (loss)	(1.6)	6.8		5.2
Net interest expense	2.3	—		2.3
Other (income) expense, net	(1.5)	—		(1.5)
Income (loss) before tax	(2.4)	6.8		4.4
Income tax expense	5.8	0.2	D	6.0
Net loss / Adjusted net loss with respect to Non-GAAP column	$(8.2)	$6.6		$(1.6)

Notes:

A - $1.8 million relates to integration costs associated with business acquisitions

B - $2.9 million consists of $1.7 million of severance costs and $1.2 million of equipment relocations

C - $2.1 million relates to long-lived asset write downs in the U.S. and Germany

D - $0.2 milllion relates to the tax effect of the special charges detailed above

Non-GAAP

Financial Measures

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.

Adjusted Net Income (Loss)

Adjusted Net Income represents net income before restructuring charges, integration costs, net gains or losses on sales and disposals of assets, equipment relocation costs, impairment charges, losses on the early extinguishment of debt and the related income tax effect on these items.  We present Adjusted Net Income because management believes that it is useful to investors because it provides an alternative way to better understand the underlying operating performance of the business.  Management uses Adjusted Net Income (Non-GAAP financial reporting) to evaluate operating performance.

Adjusted EBITDA

Adjusted EBITDA represents pre-tax income before interest expense, and depreciation and amortization expense, adjusted to exclude restructuring charges, impairment write-downs, acquisition related write offs, inventory adjustments, gain on the sale of certain assets, loss on the early retirement of debt and integration expenses.  We present Adjusted EBITDA as a  supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

Non-GAAP

Financial Measures - Continued

In evaluating Adjusted EBITDA and Adjusted Net Income, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation.  Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA and Adjusted Net Income is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  Some of these limitations are:

•        it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•        it does not reflect changes in, or cash requirements for, our working capital needs;

•        it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•        although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•        it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•        it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations;

•        it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•        other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.